                                                                  Exhibit 10.29

                                  PULITZER INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                  1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Subsidiaries with a convenient way to acquire shares of the Company's Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, and the Plan will be interpreted and construed accordingly.

                  2. Definitions. Wherever used herein, the masculine includes the feminine, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.

                           (a)      "Account" means the bookkeeping account
established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

                           (b)      "Board" means the Board of Directors of
the Company.

                           (c)      "Code" means the Internal Revenue Code of
1986, as it now exists and is hereafter amended.

                           (d)      "Committee" means the administrative
committee appointed by the Board to administer the Plan.

                           (e)      "Common Stock" means the common stock of
the Company, $.01 par value per share.

                           (f)      "Company" means Pulitzer Inc., a Delaware
corporation, and any successor corporation.

                            (g)      "Compensation" means the base cash
compensation paid by the Company or a Subsidiary to a Participant which is required to be reported as wages on the Participant's Form W-2, including such additional amounts which are not includable in gross income by reason of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any bonuses, overtime pay, expense allowances and other irregular payments (except commissions).

                            (h)      "Employee" means an individual who
performs services for the Company or a Subsidiary in an employer-employee relationship. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                            (i) "Enrollment Date" means the first day of an
Offering Period.

                            (j) "Exercise Date" means the last business day of
an Offering Period.

                            (k) "Fair Market Value" means the closing sale
price per share of the Common Stock as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale on such date, on the next preceding date.

                            (l)      "Offering Period" means the calendar
quarter beginning April 1, 1999 or such later date as established by the Committee, and each calendar quarter thereafter; provided, however, that the Committee shall have the power to change the duration of Offering Periods and the commencement dates thereof without stockholder approval if such change is announced to Employees at least five days prior to the scheduled beginning of the first Offering Period resulting from such change.

                            (m)      "Participant" means any Employee for whom
an Account is maintained under the Plan.

                            (n)      "Subsidiary" means a corporation 50% or
more of the total combined voting power of which is owned directly or indirectly by the Company as described in Section 424(f) of the Code.

                            3. Stock Subject to the Plan. Subject to the
provisions of Section 11 hereof, the Company may issue and sell a total of 300,000 shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. The Committee may cause the Company to purchase previously issued and outstanding shares of Common Stock in order to enable the Company to satisfy its obligations hereunder.

                            4. Administration. The Plan will be administered by
a committee consisting of at least two directors appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the

Company or of a Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

                  5. Eligibility and Enrollment. An Employee will be eligible to become a Participant in the Plan on the Enrollment Date coincident with or next following the date he or she completes one year of employment with the Company or a Subsidiary. An eligible Employee will become a Participant for an Offering Period by completing a Plan enrollment form authorizing payroll deductions and filing it with the Company prior to the Offering Period. Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding any provisions of the Plan to the contrary, no Employee may be granted the right to purchase Common Stock under the Plan if and to the extent that:

                           (a) immediately after the grant, such Employee would
                  directly or indirectly own stock and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (determined in accordance with Section 424(d) of the Code); or

                           (b) the Employee's right to purchase stock under all
                  employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or a Subsidiary would accrue at a rate which exceeds $25,000 in fair market value

                            (determined at the time of grant) for each calendar
year in which such right is outstanding.

                            6.       Payroll Deduction.  At the time a
Participant enrolls in the Plan, he or she must elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election; provided, however, that no more than 10% of a Participant's Compensation may be withheld under the Plan on any pay date, and provided further that the Committee, acting in its discretion and in a uniform and nondiscriminatory manner, may establish a minimum required amount or percentage of Compensation which must be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant's Account. Interest shall not accrue on any amounts credited to a Participant's Account. The rate of a Participant's contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

                            7. Purchase of Shares. On each Exercise Date, the
amount credited to a Participant's Account shall be used to purchase a whole number of shares of Common Stock, the number of which will be determined by dividing the amount credited to the Participant's Account by the purchase price per share. Any amount remaining in the Participant's Account will be converted to a fractional share unless the Committee, acting, in its discretion, determines that fractional shares will not be credited to Participants under the Plan, in which event, subject to the Participant's continuing withdrawal right, such amount will be credited to the Participant's Account as of the beginning of the next Offering Period. Subject to Section 11 of the Plan, the purchase price per share will be equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date. If the total number of shares of Common Stock to be purchased as of an Exercise Date, when aggregated with shares of Common Stock previously purchased for all Employees under the Plan, exceeds the number of shares then authorized under the Plan, a pro-rata allocation of the available shares will be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

                  8. Discontinuance and Withdrawal of Contributions; Change of Rate of Payroll Deductions.

                           (a)  Discontinuance or Withdrawal.  At any time
during an Offering Period, a Participant may notify the Company that he or she wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his or her Account at any time during an Offering Period except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions will be permitted during that Offering Period by the withdrawing Participant.

                           (b)  Withholding Changes.  At any time during an
Offering Period, a Participant may increase or decrease the rate of his or her payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable after the Company's receipt of the new enrollment form.

                  9. Termination of Employment. Any Participant whose employment with the Company and its Subsidiaries is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant's Account during the Offering

Period will be returned to the Participant or, in the case of a deceased Participant, to the Participant's beneficiary, as soon as practicable after the Participant's termination of employment.

                            10. Rights as a Stockholder. No shares of Common
Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                            11.      Capital Changes, Reorganization, Sale.

                            (a)      Adjustments Upon Changes in
Capitalization. The number and class of shares of Common Stock which may be issued under the Plan, as well as the number and class of shares of Common Stock and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

                            (b)      Cash, Stock or Other Property for Stock.
Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant will be permitted to purchase Common Stock with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant's Account which is not used to purchase Common Stock before the Exchange Transaction will be distributed to the Participant.

Notwithstanding the preceding sentence, (1) if, as part of the Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase shares of Common Stock will be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (2) the Committee, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

                           (c)      Definition of Exchange Transaction.  For
purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

                           (d)      Fractional Shares.  In the event of any
adjustment in the number of shares of Common Stock covered by any right pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such right will cover only the number of full shares of Common Stock resulting from the adjustment.

                           (e)      Determination of Board to be Final.  All
adjustments under this Section 11 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                  12. Amendment and Termination. The Board may amend or terminate the Plan at any time; provided, however, that, except as otherwise provided in Section 11 hereof, any amendment which would increase the aggregate number of shares of Common Stock which may be issued under the Plan or modify the class of persons eligible to participate in the Plan shall be subject to the approval of the Company's stockholders.

                  13. Transferability. The rights of a Participant to purchase Common Stock under the Plan are not assignable or transferable and may only be exercised during the Participant's lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant's Account in the event of the Participant's death during an Offering Period. A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's estate will be deemed to be his or her designated beneficiary.

                  14. No Rights Conferred. Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the service or employ of the Company and its Subsidiaries or to interfere with the right of the Company and its Subsidiaries to discharge him or her at any time.

                  15. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                  16. Legal Requirements. The Committee may impose such other conditions with respect to the purchase of Common Stock hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                  17. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware without regard to its conflict of laws provisions.

                  18. Decisions and Determinations of Committee to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

                  19. Stockholder Approval. The Plan shall be effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve months from the date of adoption by the Board.